                                                                      Exhibit 15

                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS



Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp pertaining to the McDonald & Company Investments, Inc. 1995 Stock Option Plan For Non-officer Directors, McDonald & Company Investments, Inc. 1995 Key Employees Stock Option Plan and McDonald & Company Investments, Inc. Stock Option Plan of our reports dated April 14, 1998, and July 14, 1998, relating to the unaudited condensed consolidated interim financial statements of KeyCorp that are included in its Forms 10-Q for the quarters ended March 31, 1998, and June 30, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                           /s/ Ernst & Young LLP



Cleveland, Ohio
October 20, 1998